Exhibit 99.1

FOR IMMEDIATE RELEASE:

ImmuCell Enters into New Contract with Norbrook

Contact:	Michael F. Brigham, President and CEO
ImmuCell Corporation (207) 878-2770 Joe Diaz, Robert Blum and Joe Dorame Lytham Partners, LLC (602) 889-9700 iccc@lythampartners.com

PORTLAND, Maine – December 22, 2015 – ImmuCell Corporation (NASDAQ: ICCC), a growing animal health company that is developing, manufacturing and selling products that improve animal health and productivity in the dairy and beef industries, today announced that it has entered into a Product Development & Contract Manufacture Agreement with Norbrook Laboratories Limited of Newry, Northern Ireland (Norbrook), a global leader in the development of revolutionary veterinary and animal health medicine, covering the final formulation and sterile-filling services for Mast Out®.

Since 2010, the Company has been party to an exclusive Contract Manufacture Agreement with Norbrook, an FDA-approved Drug Product (filled and packaged syringes) manufacturer, covering the formulating and sterile-filling of syringes for Mast Out®.  Norbrook provided these services for clinical material used in all pivotal studies of Mast Out®.  This revised agreement with Norbrook covers the final development tasks and commercial-scale (but not at small-scale) launch of Mast Out® after FDA approval. This means the Company will not seek FDA approval at small-scale, which would not have provided inventory for significant commercial sales.

Michael F. Brigham, President and CEO, commented, “This agreement allows us to focus our efforts and investments on the production of Nisin and leave the sterile-filling of syringes to this world-class expert. That plays to our strengths and the strengths of Norbrook to increase the probability of achieving a regulatory and commercial success together.”

“We continue to execute on the two core components of our business strategy”, Mr. Brigham concluded. “First, we are expanding the market penetration of First Defense®, our best-in-class treatment for calf scours. The addition of a bovine rotavirus disease claim to our existing claims against E. coli and coronavirus infections could allow us to bring the first passive antibody product with this breadth of disease claims to market in 2016. Second, we are advancing the development of Mast Out®, our novel treatment for subclinical mastitis in lactating dairy cows. Our ground-breaking product innovation is unlike all other mastitis treatments on the market today that are all sold subject to a milk discard period. Our goal is to revolutionize the way mastitis is treated by making earlier treatment of subclinical infections economically feasible by not requiring a milk discard or meat withhold during, or for a period of time after, treatment. No other product presently on the market can offer this value proposition.”

About ImmuCell
ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company has also developed products that address mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: (http://www.immucell.com).

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the amount and timing of future investments in facility modifications and production equipment; the future adequacy of our working capital and the availability of third party financing; timing and future costs of a facility to produce the Drug Substance (active pharmaceutical ingredient) for Mast Out®; the timing and outcome of pending or anticipated applications for future regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future realization of deferred tax assets; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance for Mast Out®; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors’ ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, alignment between our manufacturing resources and product demand, the uncertainties associated with product development and Drug Substance manufacturing, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized below and uncertainties otherwise referred to in this press release.